UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2012

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)(1)                 On December 18, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Forest Oil Corporation (“Forest”) terminated all existing severance agreements (the “Old Severance Agreements”) in accordance with the terms of such agreements, including all agreements with Forest’s named executive officers other than Mr. Patrick R. McDonald, our Chief Executive Officer.  The effective date for the termination is December 17, 2012, which was the last day of the agreements’ most recent 30-month term.

(2)                                 In connection with the termination of the Old Severance Agreements, the Committee approved new forms of severance agreements, copies of which are attached hereto as Exhibit 10.1 (the “SVP Best Net Severance Agreement”), Exhibit 10.2 (the “SVP Best Net Grandfathered Severance Agreement”), and Exhibit 10.3 (the “VP Best Net Severance Agreement” and together with the SVP Best Net Severance Agreement and the SVP Best Net Grandfathered Severance Agreement, the “Severance Agreements”).  The SVP Best Net Severance Agreement provides for certain payments and benefits if the executive’s employment is subject to an Involuntarily Termination (as defined in the SVP Best Net Severance Agreement) within two years following a Change of Control (as defined in the SVP Best Net Severance Agreement) of Forest, including, subject to the executive’s execution and non-revocation of a release of claims against Forest and certain affiliated parties:

•                  a lump sum payment in an amount equal to 2.5 times the sum of the executive’s annual base salary and, generally, the annual bonus most recently earned;

•                  continued coverage under Forest’s medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 24 months (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period); provided, that if the coverage cannot be provided following the maximum applicable COBRA period, or it would result in tax penalties pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, then Forest shall pay the executive each month an amount in cash equal to the cost of purchasing such coverage on the open market;

•                  all equity awards will vest in accordance with the terms of the applicable equity agreements;

•                  outstanding stock options will remain exercisable for a period of 12 months following the executive’s last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option); and

•                  if any payment, distribution, or benefit, whether pursuant to the SVP Best Net Severance Agreement or otherwise, is subject to the federal excise tax on “excess parachute payments,” under the terms of the agreement the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the executive.  No tax gross-up will be provided.

The SVP Best Net Severance Agreement also includes noncompetition and nonsolicitation provisions, pursuant to which the executive has agreed to avoid, until two years after his termination of employment following a Change of Control, (i) directly or indirectly competing with the Company in any area in which the Company currently conducts business, or during the two years preceding the executive’s termination, conducted business and (ii) knowingly soliciting for employment the Company’s employees.

The SVP Best Net Grandfathered Severance Agreement and the VP Best Net Severance Agreement each contains terms and conditions substantially similar to those of the SVP Best Net Severance Agreement, except that (i) the SVP Best Net Grandfathered Severance Agreement provides for severance benefits in the event of an involuntary termination not occurring in connection with a Change of Control, and (ii) the VP Best Net Severance Agreement does not include the provision permitting the exercise of stock options for 12 months following termination.

As of December 18, 2012, Forest has entered into a SVP Best Net Severance Agreement with each of Mr. Michael N. Kennedy, Forest’s Principal Financial Officer, Mr. Glen J. Mizenko, Forest’s Senior VP, Mid-Continent Region, and Mr. Cyrus D. Marter IV, Forest’s Senior VP, General Counsel and Secretary.

The Committee also approved an amendment to the severance agreement previously entered into with Mr. McDonald, a form of which is attached hereto as Exhibit 10.4 (the “CEO Severance Agreement Amendment”).  The CEO Severance Agreement Amendment increases the amount of Forest equity that must be acquired to constitute a Change of Control from 20% to 30%, and corrects certain other minor errors, thereby matching the terms of Mr. McDonald’s severance agreement with the terms of the SVP Best Net Severance Agreement.

The foregoing description of each of the Severance Agreements and the CEO Severance Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the applicable forms of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

(3)                                 The Committee also approved an amendment (the “EDC Plan Amendment”) to terminate the Forest Oil Corporation Executive Deferred Compensation Plan (the “EDC Plan”), effective immediately.  The EDC Plan Amendment provides that all participant accounts will be liquidated and disbursed to the participants within 12 months following the first anniversary of the termination, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.  The EDC Plan will continue to operate in the ordinary course until all accounts have been disbursed, but no new deferrals or matching funds may be deposited into the EDC Plan.

The foregoing description of the EDC Plan Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the EDC Plan Amendment, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

(4)                                 On December 19, 2012, the Board approved an amendment to the Forest Oil Corporation 2007 Stock Incentive Plan (the “Incentive Plan Amendment”), which clarifies that the individual per-year limitations set forth in Paragraph V(a) do not apply to non-performance based awards that may only be settled in cash.

The foregoing description of the Incentive Plan Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Incentive Plan Amendment, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                           Exhibits.

Exhibit	Description

10.1	Form of SVP Best Net Severance Agreement.
10.2	Form of SVP Best Net Grandfathered Severance Agreement.
10.3	Form of VP Best Net Severance Agreement.
10.4	Amendment to CEO Severance Agreement.
10.5	Third Amendment to the Forest Oil Corporation Executive Deferred Compensation Plan.
10.6	Amendment No. 4 to Forest Oil Corporation 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: December 21, 2012	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Form of SVP Best Net Severance Agreement.
10.2	Form of SVP Best Net Grandfathered Severance Agreement.
10.3	Form of VP Best Net Severance Agreement.
10.4	Amendment to CEO Severance Agreement.
10.5	Third Amendment to the Forest Oil Corporation Executive Deferred Compensation Plan.
10.6	Amendment No. 4 to Forest Oil Corporation 2007 Stock Incentive Plan.